                                                                    Exhibit 15






                                         February 16, 1999





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 10549

                                         Re:  Parker Drilling Company
                                         Registration on Form S-8


We are aware that our report dated February 16, 1999, on our review of the interim financial information of Parker Drilling Company for the period ended December 31, 1998 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 (File No. 2-87944, 33-24155, 33-56698 and 33-57345). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.



                                         By:/s/PricewaterhouseCoopers LLP
                                         --------------------------------
                                         PricewaterhouseCoopers LLP